Investors Capital Holdings, Ltd. report on form 10-Q

Quarter Ended 09/30/07

Exhibit 32.1 CERTIFICATION

I, Theodore E. Charles, certify that this report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.

Date: November 14, 2007

By: /s/ Theodore E. Charles

Theodore E. Charles, Chairman, Chief Executive Officer and Director (principal executive officer)